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                                                                    EXHIBIT 99.4

                                  SYNAVANT INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

         - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

         - Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

         - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

         The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission (the "SEC"). The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

         The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.


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II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, or shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq National Market System, Inc., as such requirements are interpreted by the Board of Directors in its business judgement.

         The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board of Directors, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.     MEETINGS

         In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Section IV, the Audit Committee should meet at least annually with management, the individual in charge of the internal auditing function of the Corporation and the independent accountants, respectively, to discuss any matters that the Audit Committee or each of these groups believes should be discussed in private. In addition, the Audit Committee, its Chairperson or any other committee member designated by the Chairperson should meet with the independent accountants and management quarterly, prior to the filing of the Corporation's quarterly report on Form 10-Q with the SEC, to review the Corporation's financial results consistent with
Section IV.3 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS, REPORTS AND REVIEW

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.

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2.       Review with management and the independent accountants the
         Corporation's annual audited financial statements. Discuss with the independent accountants matters required to be discussed by the Statements of Auditing Standards. Based on these reviews and discussions (and those in Sections IV.7 and .8), the Audit Committee shall determine whether to recommend to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

3. Review with management and the independent accountants the interim financial statements prior to the filing of the Corporation's quarterly report on Form 10-Q. The Chairperson of the Audit Committee, or any other member of the Audit Committee designated by the Chairperson, may represent the entire Audit Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4. Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the reappointment or termination of the independent accountants. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

5.       Oversee independence of the accountants by:

         - ensuring that the Audit Committee receives from the accountants, on at least an annual basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

         - reviewing and actively discussing with the Board of Directors, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

         - recommending, if necessary, that the Board of Directors take certain action to satisfy itself of the accountants' independence.

INTERNAL CONTROL AND FINANCIAL REPORTING PROCESS

6. In conjunction with the independent accountants and the internal auditing function, review the integrity of the Corporation's financial reporting processes to ensure that such processes are sufficient to prepare adequate and timely financial statements in accordance with generally accepted accounting principles.

7. Advise management, the individual in charge of the internal auditing function and the independent accountants that they are expected to provide to the Audit Committee a

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         timely analysis of significant financial reporting issues and practices, including major changes to the Corporation's accounting principles and practices proposed by management, the impact of proposed standards by the accounting profession and management's recommendation as to its adoption of the financial statements or any significant changes in auditing standards or audit scope applicable to the independent accountants' audit.

8. Meet with management, the individual in charge of the internal auditing function and the independent accountants:

              - to discuss the scope of the annual audit;

              - to review the form of opinion the independent accountants propose to render to the Board of Directors and shareholders;

              - to inquire about material financial risks and significant judgments made in management's preparation of the financial statements; and

              - any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

9. Review and resolve any significant disagreement among management and the independent accountants or the internal auditing function.

LEGAL COMPLIANCE/GENERAL

10. Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report the results of any and all meetings of the Audit Committee through its Chairperson to the full Board of Directors.

12. Maintain minutes or other records of meetings and activities, including interim result discussions of the Audit Committee.

13. Prepare and resolve any report, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

V.       RESOURCES AND AUTHORITY

The Audit Committee shall have the resources and authority appropriate to discharge its responsibility, including the authority to engage independent accountants for special audits, reviews or other procedures and to retain special counsel and other experts or consultants.

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